UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On March 2, 2014, Thomas B. Miller submitted his resignation, effective March 3, 2014, as Chief Financial Officer of Ixia (the “Company” or “Ixia”). Mr. Miller has agreed to continue as an employee of Ixia for three months following his resignation to provide support during the transition period. In connection with his resignation as Chief Financial Officer, Mr. Miller is eligible to receive severance benefits under the Company’s applicable officer severance plan.

Appointment of Acting Chief Financial Officer

On March 3, 2014 and in connection with Mr. Miller’s resignation as Chief Financial Officer, the Company’s Board of Directors (the “Board”) appointed Brent Novak, the Vice President, Finance of the Company, to also serve as the Company’s Acting Chief Financial Officer. Mr. Novak, age 42, joined the Company in April 2004 as Senior Director, Finance. Mr. Novak served in that position until 2006, at which time he assumed the position as Vice President, Finance.

In connection with Mr. Novak’s appointment, the Company and Mr. Novak will enter into an indemnity agreement that is in substantially the form of the Indemnity Agreement for the Company’s directors and executive officers that is filed as Exhibit 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678), as filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2000.

As of the date of this Form 8-K, the Company has not entered into any material new compensatory arrangements with Mr. Novak in connection with his appointment to the additional position of Acting Chief Financial Officer.

There are no family relationships between Mr. Novak and any director or executive officer of the Company, and there have been no transactions between Mr. Novak and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

Press Release

On March 4, 2014, the Company issued a press release in which the Company announced, among other matters, (i) Mr. Miller’s resignation as Chief Financial Officer and Mr. Novak’s appointment as Acting Chief Financial Officer, as described in Item 5.02 of this Form 8-K, (ii) the completion by the Audit Committee of Ixia’s Board of Directors (the “Committee”) of the internal investigation initiated by the Committee as a result of the resignation of Victor Alston, the Company’s former President and Chief Executive Officer (the “Former CEO”), as described below in Item 8.01 of this Form 8-K, and (iii) the Company’s filing with the Commission on March 4, 2014 of a Form 12b-25 Notification of Late Filing with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 8.01	Other Events

Completion of Audit Committee Investigation

As reported in the Company’s Form 12b-25 Notification of Late Filing filed with the Commission on November 13, 2013, as a result of the resignation on October 24, 2013 of the Former CEO, the Committee initiated an internal investigation. The Committee retained independent counsel and an advisory firm with forensic accounting expertise to assist the Committee in conducting the investigation, which included an email review and performing procedures to assess the Company’s recording of certain financial transactions and the corresponding impact on the Company’s financial reporting.

On February 26, 2014, the Committee completed the investigation and made its findings with respect thereto. The Committee found that, although the Former CEO had misstated his academic credentials, age, and early employment history, the investigation did not establish that the Former CEO engaged in intentional misconduct with respect to the Company’s financial results or financial statements. The Committee also concluded that Thomas B. Miller, the Company’s former Chief Financial Officer, did not engage in any intentional misconduct. The investigation found an aggressive tone at the top set by the Former CEO, a lack of leadership in terms of tone at the top with respect to the recently resigned Chief Financial Officer, and insufficient resources, controls, and training of relevant personnel with respect to revenue recognition, all of which collectively resulted in certain identified errors in the Company’s revenue recognition.

As a result of the investigation and the Company’s own internal review, certain errors in the Company’s revenue recognition practices that affect the timing of the Company’s recognition of revenue for certain prior periods were identified and involve: 1) the inappropriate assessment of certain multiple-element arrangement sales transactions, and 2) an arrangement involving the extension of payment terms beyond the Company’s customary terms. As a result of these errors, the Company did not properly account for certain transactions, which resulted in the Company recognizing revenue earlier than if the Company had accounted for such transactions correctly. Any correction of these errors will result in a shift of revenues between accounting periods. The errors do not have any impact on the total amount of revenue ultimately recognized by the Registrant and do not reflect a lack of validity of the underlying transactions.

The Company is currently proceeding as quickly as possible to complete, but has not yet completed, its quantification and evaluation of the specific impact of the identified errors on the

Company’s previously issued financial statements in order to determine whether the Company will need to restate financial statements for any prior period(s). The financial statements that are potentially affected by the errors are each of the quarters in the fiscal year ended December 31, 2012 and the quarters ended March 31, 2013 and June 30, 2013. While the quantification and evaluation of the impact of the errors has not yet been completed, the Company preliminarily estimates that its total revenue for each affected period could shift by approximately 0% to 3% from the amount previously reported by the Company for such period. The Company is also evaluating the identified control deficiencies on the Company’s disclosure controls and procedures and internal control over financial reporting. The Company expects to disclose in its 2013 Form 10-K that the Company’s disclosure controls and procedures were not effective as of December 31, 2013, and that, because of one or more material weaknesses, the Company’s internal control over financial reporting also was not then effective. Mr. Miller, the Company’s former Chief Financial Officer, submitted his resignation following the conclusion of the investigation and the identification of the above-described errors in the Company’s revenue recognition practices and control deficiencies.

Quarterly Report on Form 10-Q for Quarter Ended September 30, 2013

The Company is also in the process of completing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”). As disclosed in the Company’s Form 12b-25 Notification of Late Filing filed with the Commission on November 13, 2013, the Audit Committee investigation needed to be completed prior to the Company’s filing with the Commission of the Form 10-Q. As announced in the Company’s press release issued on January 30, 2014, The Nasdaq Stock Market LLC (“Nasdaq”) granted the Company through March 18, 2014 to file the Form 10-Q in order to regain compliance with Nasdaq Listing Rule 5250(c)(1), which requires that the Company timely file all required periodic financial reports with the Commission. The Company is working diligently to complete and file the Form 10-Q as soon as possible and in any event on or about March 18, 2014. If the Company cannot file the Form 10-Q on or before March 18, 2014, then the Company expects that it will be notified by Nasdaq that the Company will be required to request a hearing before a Nasdaq Hearings Panel to remain listed on the Nasdaq Stock Market until the Form 10-Q is filed. Under Nasdaq’s rules and procedures, a company’s request for such a hearing is generally due within seven calendar days after receipt of the notification, and such a request automatically stays any delisting (and suspension of trading) for an additional 15 calendar days from the deadline to request a hearing. Upon receiving any such notification, the Company intends to request a hearing by the seven calendar day deadline.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated March 4, 2014

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the effect on the Company’s financial results and previously issued financial results of the identified errors in the Company’s revenue recognition practices, the identification of the periods potentially affected by such errors and the Company’s preliminary estimate of the possible changes in its total revenue for the potentially affected periods, and the expected timing of the Company’s filing of the Form 10-Q. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include, among other things, the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the errors in the Company’s revenue recognition practices on the Company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto; and the risk that the completion and filing of the Form 10-Q will take longer than expected. All forward-looking statements contained herein are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: March 5, 2014	By:	/s/ Errol Ginsberg
Errol Ginsberg
Acting Chief Executive Officer